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                    1st FRANKLIN FINANCIAL CORPORATION

                             INDEX TO EXHIBITS


Exhibit No.                                                      Page No.

   19        Quarterly Report to Investors for the Three
               Months Ended March 31, 1995 ....................     4

   27        Financial Data Schedule...........................    13

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